SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported)
               ------------------------------------------------
                              October 1, 1998


                          GALLERY OF HISTORY, INC.
                      -------------------------------
            (Exact name of registrant as specified in its charter)


              Nevada                    0-13757            88-0176525
     ------------------------          ---------          ------------
 (State or other jurisdiction of      (Commission       (I.R.S. Employer
  incorporation or organization)       File No.)       Identification No.)


             Promenade Suite
         3601 West Sahara Avenue
            Las Vegas, Nevada                        89102-5822
         -----------------------                     ----------
 (Address of principal executive offices)            (Zip Code)


                                (702) 364-1000
                              ------------------
                        (Registrant's telephone number)


               ----------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.  Other Events

	On October 1, 1998, Gallery of History, Inc. (the "Company") purchased 270,142 shares of its common stock (the "Common Stock") in an open market transaction pursuant to the Company's stock repurchase programs. The purchase price for such shares was $1.50 per share, with the aggregate purchase price totaling $407,915.32, including commissions. The transaction settlement date was October 6, 1998.

        Since the inception of the Company's first Common Stock repurchase program in May of 1997, the Company has acquired 475,542 shares of its Common Stock. The Company may purchase up to an additional 124,458 shares of its Common Stock pursuant to its remaining repurchase program. The Company may decide in the future to purchase to additional shares of Common Stock in open market transactions, pursuant to privately negotiated agreements, or otherwise, depending upon a number of factors, including but not limited to the market price of the Common Stock and the Company's future financial requirements.

                                   SIGNATURE


	Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.



                                          GALLERY OF HISTORY, INC.





October 16, 1998                          By: s/ Todd M. Axelrod
________________                              __________________
     (Date)                                   Todd M. Axelrod
                                              President